EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-39642, 333-68032 and 333-81334), Form S-4 (File No. 333-106932) and Form S-8 (File Nos. 333-62891, 333-63430, 333-76254, 333-86161, 333-100814, 333-104601 and 333-113512) of Amkor Technology, Inc. of our report dated March 29, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 29, 2005

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